UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act 1934

Date of report (Date of earliest event reported):   May 15, 2008

WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2nd Floor, 2 North Cascade Avenue, Colorado Springs, CO   80903
(Address of Principal Executive Offices)   (Zip Code)

Registrant's telephone number, including area code: (719) 442-2600

______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

               Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

             Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

             Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

               On May 15, 2008, the board of directors of the registrant increased the size of the board of directors from four to five and appointed D.L. Lobb, the registrant’s president and chief executive officer, as a director to fill the vacancy created thereby. Mr. Lobb will receive no separate compensation for his service on the board of directors.

Item 7.01.   Regulation FD Disclosure.

               On May 15, 2008, the registrant issued a press release entitled, “Westmoreland Coal Company Announces Results of Stockholders Meeting; D.L. Lobb Joins Board of Directors; Keith E. Alessi named Executive Chairman.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press release entitled, “Westmoreland Coal Company Announces Results of Stockholders Meeting; D.L. Lobb Joins Board of Directors; Keith E. Alessi named Executive Chairman,” issued by the registrant on May 15, 2008.

SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2008

WESTMORELAND COAL COMPANY

By: /s/ Morris W. Kegley
Name: Morris W. Kegley
Title: General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release entitled, “Westmoreland Coal Company Announces Results of Stockholders Meeting; D.L. Lobb Joins Board of Directors; Keith E. Alessi named Executive Chairman,” issued by the registrant on May 15, 2008.